Exhibit 99.1
SolarWinds Announces Second Quarter 2021 Results
AUSTIN, Texas - August 3, 2021 - SolarWinds Corporation (NYSE: SWI), a leading provider of simple, powerful, and secure IT management software, today reported results for its second quarter ended June 30, 2021.
On a GAAP basis:
•Total revenue for the second quarter of $262.0 million, representing 6.5% year-over-year growth.
◦Core IT Management total revenue for the second quarter of $176.8 million, representing 2.4% year-over-year growth.
◦N-able total revenue for the second quarter of $85.2 million, representing 16.1% year-over-year growth.
•Total recurring revenue for the second quarter of $235.3 million, representing 10.8% year-over-year growth. Total recurring revenue includes:
◦Maintenance revenue for the second quarter of $122.9 million, representing 5.5% year-over-year growth.
◦Subscription revenue for the second quarter of $112.4 million, representing 17.3% year-over-year growth.
•Net loss for the second quarter of $11.6 million.
On a non-GAAP basis:
•Non-GAAP total revenue for the second quarter of $262.0 million, representing 6.3% year-over-year growth.
◦Core IT Management non-GAAP total revenue for the second quarter of $176.8 million, representing 2.1% year-over-year growth.
◦N-able non-GAAP total revenue for the second quarter of $85.2 million, representing 16.1% year-over-year growth.
•Non-GAAP total recurring revenue for the second quarter of $235.4 million, representing 10.5% year-over-year growth. Non-GAAP total recurring revenue includes:
◦Non-GAAP maintenance revenue for the second quarter of $122.9 million, representing 5.5% year-over-year growth.
◦Non-GAAP subscription revenue for the second quarter of $112.5 million, representing 16.7% year-over-year growth.
•Adjusted EBITDA for the second quarter of $111.1 million, representing a margin of 42.4% of non-GAAP total revenue.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.
“I continue to be impressed by the resiliency of our business and, in particular, our employees who, through focus and dedication, helped us deliver second quarter results above the high end of our outlook for non-GAAP total revenue and Adjusted EBITDA,” said Sudhakar Ramakrishna, president and Chief Executive Officer, SolarWinds. “We believe our commitment to customer success, transparent communication, and our ‘Secure by Design’ initiatives have put us in a strong position to continue to be a valued partner to technology professionals around the world as they continue to transform their businesses.”

Additional highlights include:
•During the second quarter of 2021, SolarWinds launched SolarWinds® Database Insights for SQL Server®, expanding its comprehensive database performance management portfolio. Uniting the features and functionality of the award-winning SolarWinds Database Performance Analyzer (DPA) and SolarWinds SQL Sentry®, Database Insights for SQL Server provides the in-depth performance and environmental data teams need to optimize the performance of Microsoft® SQL Server and other leading database platforms running on-premises, in the cloud, or in hybrid environments.
•SolarWinds products and services received more than 35 industry and customer awards in the first half of 2021. Notably, TrustRadius® named nine SolarWinds IT operations management products as 2021 Top Rated award winners across 13 categories. These include Network Performance Monitor (NPM), Server & Application Monitor (SAM), SolarWinds Service Desk for IT Service and IT Management, Database Performance Analyzer (DPA) and SQL Sentry. Database Trends and Applications named SolarWinds to its DBTA 100 2021: The Companies That Matter Most in Data. And, Security Today awarded SolarWinds with two Govies Government Security Awards. SolarWinds Network Performance Monitor (NPM) won Gold in the Network Monitoring category and SolarWinds Access Rights Manager (ARM) won Platinum in the Access Control Software category. The company’s commitment to customer support and success was also honored through five Stevie Awards.
•SolarWinds continued to implement its 'secure by design' initiatives including meaningfully redesigning the company’s software build environment and processes. These investments and initiatives have been critical in supporting the company’s efforts to retain and expand their relationships with public and private sector customers around the world. Also in the second quarter, the company continued to maintain consistent renewal rates further demonstrating the team’s proactive and sustained efforts to ensure the safety and security of customers while delivering industry-leading solutions.
•After the end of the second quarter, on July 19, 2021, SolarWinds also completed the spin-off of its managed services provider (MSP) business, now known as N-able. By operating as two independent, publicly-traded companies, the company believes that SolarWinds and N-able will be better positioned to align with each organization’s market needs and customer requirements, enhancing the successful operations of both companies for the future. We will no longer consolidate N-able into our financial results for periods ending after July 19, 2021. As a result, beginning in the third quarter of 2021, N-able's historical financial results through the spin-off will be reflected in our consolidated financial statements as a discontinued operation.
Balance Sheet
At June 30, 2021, total cash and cash equivalents were $410.6 million and total debt was $1.9 billion.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds' use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.” In addition, the financial results reported by SolarWinds include the impact of the N-able business for the entirety of the second quarter, as the spin-off transaction was not completed until July 19, 2021. SolarWinds will report results without the N-able business beginning in the third quarter of 2021. Effective July 30, 2021 at 5:00 p.m. ET, SolarWinds also effected a 2:1 reverse stock split of its Common Stock. As a result of the reverse stock split, all share and per share figures contained in the financial statements have been retroactively restated as if the reverse stock split occurred at the beginning of the periods presented.
Financial Outlook
As of August 3, 2021, SolarWinds is providing its financial outlook for the third quarter of 2021. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP revenue and revenue growth, adjusted EBITDA and non-GAAP diluted earnings per share. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization, the impact of purchase accounting from acquisitions, costs related to the spin-off of SolarWinds’ N-able business, certain expenses related to the cyberattack that occurred in December 2020 (the "Cyber Incident") and other costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

Financial Outlook for Third Quarter of 2021
SolarWinds’ management currently expects to achieve the following results for the third quarter of 2021 for the Core IT Management business:
•Non-GAAP total revenue in the range of $176.0 to $180.0 million, representing decline over the third quarter of 2020 non-GAAP total revenue of (5)% to (3)%.
•Adjusted EBITDA in the range of $70.5 to $72.0 million, representing approximately 40% of non-GAAP total revenue.
•Non-GAAP diluted earnings per share of approximately $0.27.
•Weighted average outstanding diluted shares of approximately 160.2 million.
Additional details on the company's outlook will be provided on the conference call.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, business and business outlook at 7:30 a.m. CT (8:30 a.m. ET/5:30 a.m. PT). A live webcast of the call and materials presented during the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (833) 968-2238 and internationally at +1 (825) 312-2061. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 7287522. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” "may," or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the Cyber Incident, including with respect to (1) the discovery of new or different information regarding the Cyber Incident, including with respect to its scope, the threat actor’s access to SolarWinds’ environments and its related activities during such period, and the related impact on SolarWinds’ systems, products, current or former employees and customers, (2) the possibility that our mitigation and remediation efforts with respect to the Cyber Incident may not be successful, (3) the possibility that additional confidential, proprietary, or personal information, including information of SolarWinds’ current or former employees and customers, was accessed and exfiltrated as a result of the Cyber Incident, (4) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident or SolarWinds’ response thereto, including with respect to providing notices to any impacted individuals, may result in the loss, compromise or corruption of data and proprietary information, loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our products, severe reputational damage adversely affecting customer, partner and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, U.S. or foreign regulatory investigations and enforcement actions, litigation, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation and the incurrence of other liabilities, (5) risks that our insurance coverage, including coverage relating to certain security and privacy damages and claim expenses, may not be available or sufficient to compensate for all liabilities we incur related to these matters, (6) the possibility that our steps to secure our internal environment, improve our product development environment and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against future threat actors or attacks or be perceived by existing and prospective customers as sufficient to address the harm caused by Cyber Incident, (b) other risks related to cyber security, including that we may experience other security incidents or have vulnerabilities in our systems and services exploited, which may result in compromises or breaches of our and our customers’ systems or, theft or misappropriation of our and our customers’ confidential, proprietary or personal information, as well as exposure to legal and other liabilities, including the related risk of higher customer, employee and partner attrition and the loss of key personnel, as well as negative impacts to our sales, renewals and upgrades; (c) risks related to the recently completed spin-off of our N-able business into a newly created and separately traded public company, including that completing the spin-off could adversely affect SolarWinds’ business, results of operations and financial condition or that the spin-off may not achieve some or all of any anticipated benefits with respect to either business; (d) the possibility that the global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (e) any of the following factors either generally or as a result of the impacts of the Cyber Incident or the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (2) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers, (3) any decline in our renewal or net retention rates, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades or pricing model changes by SolarWinds or its competitors, (6) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, and (7) risks associated with our international operations; (f) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to support our business or expand our operations; (g) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (h) risks associated with (i) our status as a controlled company; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2020 filed on March 1, 2021, the Form 10-Q for the quarter ended March 31, 2021 filed on May 10, 2021 and the Form 10-Q for the quarter ended June 30, 2021 that SolarWinds anticipates filing on or before August 9, 2021. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Revenue. We define non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue, and non-GAAP total revenue as subscription revenue, maintenance revenue, license revenue, and total revenue, respectively, excluding the impact of purchase accounting from acquisitions. The non-GAAP revenue growth rates we provide are calculated using non-GAAP revenue from the comparable prior period. We monitor these measures to assess our performance because we believe our revenue growth rates would be overstated without these adjustments. We believe presenting non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue and non-GAAP total revenue aids in the comparability between periods and in assessing our overall operating performance.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins using non-GAAP revenue as discussed above and excluding such items as the write-down of deferred revenue related to purchase accounting, amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs, spin-off costs, restructuring costs and Cyber Incident costs. Management believes these measures are useful for the following reasons:

•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Acquisition and Other Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other costs including expense related to our offerings. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off transaction of our N-able business into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, implementation and integration costs, duplicative costs for subscriptions and information technology systems, employee and contractor costs and other incremental separation costs related to the spin-off of the N-able business. The N-able spin-off transaction resulted in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities and costs related to the separation of employment with executives of the Company. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

•Cyber Incident Costs. We exclude certain expenses resulting from the Cyber Incident. Expenses include costs to investigate and remediate the Cyber Incident, and legal and other professional services related thereto, and consulting services being provided to customers at no charge. Cyber Incident costs are provided net of expected and received insurance reimbursements, although the timing of recognizing insurance reimbursements may differ from the timing of recognizing the associated expenses. We expect to incur significant legal and other professional services expenses associated with the Cyber Incident in future periods. The Cyber Incident results in operating expenses that would not have otherwise been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. We continue to invest significantly in cybersecurity and expect to make additional investments. These estimated investments are in addition to the Cyber Incident costs and not included in the net Cyber Incident costs reported.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP revenue, non-GAAP cost of revenue and non-GAAP operating income, losses on extinguishment of debt, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, spin-off costs, Cyber Incident costs, interest expense, net, debt related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with acquisitions, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, spin-off costs, restructuring costs, Cyber Incident costs, employer-paid payroll taxes on stock awards and other one time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of simple, powerful, and secure IT management software. Our solutions give organizations worldwide—regardless of type, size, or complexity—the power to accelerate business transformation in today’s hybrid IT environments. We continuously engage with technology professionals—IT service and operations professionals, DevOps and SecOps professionals, and Database Administrators (DBAs) – to understand the challenges they face in maintaining high-performing and highly available IT infrastructures, applications, and environments. The insights we gain from them, in places like our THWACK ® community, allow us to address customers’ needs now, and in the future. Our focus on the user and commitment to excellence in end-to-end hybrid IT management has established SolarWinds as a worldwide leader in solutions for observability, IT service management, application performance, and database management. Learn more today at www.solarwinds.com.

The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.
© 2021 SolarWinds Worldwide, LLC. All rights reserved.
CONTACTS:

Investors:	Media:
Ashley Hook Phone: 512.682.9683 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9535 pr@solarwinds.com

SolarWinds Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$410,635	$370,498
Accounts receivable, net of allowances of $2,876 and $2,736 as of June 30, 2021 and December 31, 2020, respectively	97,601	114,298
Income tax receivable	4,677	2,273
Prepaid and other current assets	31,450	25,664
Total current assets	544,363	512,733
Property and equipment, net	66,153	58,649
Operating lease assets	124,828	110,961
Deferred taxes	144,753	149,455
Goodwill	4,206,720	4,249,402
Intangible assets, net	466,667	592,985
Other assets, net	40,531	36,298
Total assets	$5,594,015	$5,710,483
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,369	$17,932
Accrued liabilities and other	64,145	72,971
Current operating lease liabilities	19,056	17,811
Accrued interest payable	153	157
Income taxes payable	6,787	16,358
Current portion of deferred revenue	326,463	346,075
Current debt obligation	19,900	19,900
Total current liabilities	446,873	491,204
Long-term liabilities:
Deferred revenue, net of current portion	33,776	36,679
Non-current deferred taxes	38,852	59,149
Non-current operating lease liabilities	132,680	115,071
Other long-term liabilities	92,901	115,021
Long-term debt, net of current portion	1,877,220	1,882,672
Total liabilities	2,622,302	2,699,796
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 158,014,531 and 156,519,611 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	158	157
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	3,140,176	3,112,262
Accumulated other comprehensive income	79,107	127,212
Accumulated deficit	(247,728)	(228,944)
Total stockholders’ equity	2,971,713	3,010,687
Total liabilities and stockholders’ equity	$5,594,015	$5,710,483

SolarWinds Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Subscription	$112,429	$95,840	$221,417	$189,475
Maintenance	122,867	116,498	245,907	232,847
Total recurring revenue	235,296	212,338	467,324	422,322
License	26,678	33,677	51,552	70,643
Total revenue	261,974	246,015	518,876	492,965
Cost of revenue:
Cost of recurring revenue	27,516	21,822	54,474	44,323
Amortization of acquired technologies	41,135	44,834	84,256	89,326
Total cost of revenue	68,651	66,656	138,730	133,649
Gross profit	193,323	179,359	380,146	359,316
Operating expenses:
Sales and marketing	82,371	70,712	165,668	143,090
Research and development	39,106	30,745	76,867	62,590
General and administrative	50,397	24,467	98,107	54,222
Amortization of acquired intangibles	18,158	18,294	38,215	36,590
Total operating expenses	190,032	144,218	378,857	296,492
Operating income	3,291	35,141	1,289	62,824
Other income (expense):
Interest expense, net	(16,191)	(18,313)	(32,365)	(42,408)
Other income (expense), net	(321)	363	(194)	(395)
Total other income (expense)	(16,512)	(17,950)	(32,559)	(42,803)
Income (loss) before income taxes	(13,221)	17,191	(31,270)	20,021
Income tax expense (benefit)	(1,597)	4,346	(12,486)	6,761
Net income (loss)	$(11,624)	$12,845	$(18,784)	$13,260
Net income (loss) available to common stockholders	$(11,624)	$12,772	$(18,784)	$13,169
Net income (loss) available to common stockholders per share:
Basic earnings (loss) per share	$(0.07)	$0.08	$(0.12)	$0.09
Diluted earnings (loss) per share	$(0.07)	$0.08	$(0.12)	$0.08
Weighted-average shares used to compute net income (loss) available to common stockholders per share:
Shares used in computation of basic earnings (loss) per share	157,854	155,122	157,491	154,795
Shares used in computation of diluted earnings (loss) per share	157,854	157,449	157,491	156,937

SolarWinds Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net income (loss)	$(11,624)	$12,845	$(18,784)	$13,260
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	65,612	68,247	135,297	136,015
Provision for losses on accounts receivable	199	(54)	895	2,960
Stock-based compensation expense	16,459	12,977	33,522	24,245
Amortization of debt issuance costs	2,259	2,282	4,498	4,570
Deferred taxes	(8,542)	(7,288)	(17,527)	(16,032)
(Gain) loss on foreign currency exchange rates	367	656	(674)	1,639
Other non-cash expenses (benefits)	(1,235)	(710)	1,033	(900)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	19,531	17,938	15,455	13,854
Income taxes receivable	(2,375)	479	(2,446)	(104)
Prepaid and other assets	4,698	2,868	(8,492)	(1,224)
Accounts payable	(8,961)	253	(7,441)	(2,794)
Accrued liabilities and other	12,519	7,039	(2,791)	1,239
Accrued interest payable	(1)	(44)	(4)	(89)
Income taxes payable	(13,024)	(544)	(30,491)	4,022
Deferred revenue	(19,499)	(11,376)	(18,736)	3,363
Other long-term liabilities	(276)	151	(276)	66
Net cash provided by operating activities	56,107	105,719	83,038	184,090
Cash flows from investing activities
Purchases of property and equipment	(12,318)	(5,587)	(18,124)	(12,123)
Purchases of intangible assets	(1,653)	(2,488)	(3,823)	(4,182)
Acquisitions, net of cash acquired	—	—	447	—
Net cash used in investing activities	(13,971)	(8,075)	(21,500)	(16,305)
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	—	—	3,129	2,357
Repurchase of common stock and incentive restricted stock	(1,471)	(805)	(10,059)	(2,376)
Exercise of stock options	390	258	401	309
Repayments of borrowings from credit agreement	(4,975)	(4,975)	(9,950)	(9,950)
Payment of debt issuance costs	(903)	—	(903)	—
Net cash used in financing activities	(6,959)	(5,522)	(17,382)	(9,660)
Effect of exchange rate changes on cash and cash equivalents	1,106	2,337	(4,019)	(83)
Net increase in cash and cash equivalents	36,283	94,459	40,137	158,042
Cash and cash equivalents
Beginning of period	374,352	236,955	370,498	173,372
End of period	$410,635	$331,414	$410,635	$331,414

Supplemental disclosure of cash flow information
Cash paid for interest	$14,002	$16,177	$27,995	$38,149
Cash paid for income taxes	$21,307	$10,720	$35,715	$16,755

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in thousands, except margin data)
Revenue:
GAAP subscription revenue	$112,429	$95,840	$221,417	$189,475
Impact of purchase accounting	55	560	134	2,073
Non-GAAP subscription revenue	112,484	96,400	221,551	191,548
GAAP maintenance revenue	122,867	116,498	245,907	232,847
Impact of purchase accounting	—	—	—	—
Non-GAAP maintenance revenue	122,867	116,498	245,907	232,847
GAAP total recurring revenue	235,296	212,338	467,324	422,322
Impact of purchase accounting	55	560	134	2,073
Non-GAAP total recurring revenue	235,351	212,898	467,458	424,395
GAAP license revenue	26,678	33,677	51,552	70,643
Impact of purchase accounting	—	—	—	—
Non-GAAP license revenue	26,678	33,677	51,552	70,643
Total GAAP revenue	$261,974	$246,015	$518,876	$492,965
Impact of purchase accounting	$55	$560	$134	$2,073
Total non-GAAP revenue	$262,029	$246,575	$519,010	$495,038

GAAP cost of revenue	$68,651	$66,656	$138,730	$133,649
Stock-based compensation expense and related employer-paid payroll taxes	(719)	(542)	(1,367)	(1,033)
Amortization of acquired technologies	(41,135)	(44,834)	(84,256)	(89,326)
Acquisition and other costs	(2)	(7)	(4)	(16)
Cyber Incident costs	(650)	—	(1,472)	—
Non-GAAP cost of revenue	$26,145	$21,273	$51,631	$43,274

GAAP gross profit	$193,323	$179,359	$380,146	$359,316
Impact of purchase accounting	55	560	134	2,073
Stock-based compensation expense and related employer-paid payroll taxes	719	542	1,367	1,033
Amortization of acquired technologies	41,135	44,834	84,256	89,326
Acquisition and other costs	2	7	4	16
Cyber Incident costs	650	—	1,472	—
Non-GAAP gross profit	$235,884	$225,302	$467,379	$451,764
GAAP gross margin	73.8%	72.9%	73.3%	72.9%
Non-GAAP gross margin	90.0%	91.4%	90.1%	91.3%

GAAP sales and marketing expense	$82,371	$70,712	$165,668	$143,090
Stock-based compensation expense and related employer-paid payroll taxes	(6,214)	(4,686)	(13,039)	(8,021)
Acquisition and other costs	—	(27)	—	(58)
Spin-off costs	(120)	—	(559)	—
Restructuring costs	(82)	—	(222)	(33)
Cyber Incident costs	(756)	—	(1,522)	—
Non-GAAP sales and marketing expense	$75,199	$65,999	$150,326	$134,978

GAAP research and development expense	$39,106	$30,745	$76,867	$62,590
Stock-based compensation expense and related employer-paid payroll taxes	(3,348)	(3,817)	(7,779)	(7,105)
Acquisition and other costs	(188)	—	(339)	(9)
Spin-off costs	(725)	—	(944)	—
Restructuring costs	(589)	—	(589)	—
Cyber Incident costs	—	—	(8)	—
Non-GAAP research and development expense	$34,256	$26,928	$67,208	$55,476

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in thousands, except margin data)
GAAP general and administrative expense	$50,397	$24,467	$98,107	$54,222
Stock-based compensation expense and related employer-paid payroll taxes	(6,386)	(4,107)	(12,594)	(8,476)
Acquisition and other costs	(55)	(844)	(828)	(2,738)
Spin-off costs	(12,352)	—	(21,589)	—
Restructuring costs	(502)	9	(771)	(180)
Cyber Incident costs, net	(9,326)	—	(17,893)	—
Non-GAAP general and administrative expense	$21,776	$19,525	$44,432	$42,828

GAAP operating expenses	$190,032	$144,218	$378,857	$296,492
Stock-based compensation expense and related employer-paid payroll taxes	(15,948)	(12,610)	(33,412)	(23,602)
Amortization of acquired intangibles	(18,158)	(18,294)	(38,215)	(36,590)
Acquisition and other costs	(243)	(871)	(1,167)	(2,805)
Spin-off costs	(13,197)	—	(23,092)	—
Restructuring costs	(1,173)	9	(1,582)	(213)
Cyber Incident costs, net	(10,082)	—	(19,423)	—
Non-GAAP operating expenses	$131,231	$112,452	$261,966	$233,282

GAAP operating income	$3,291	$35,141	$1,289	$62,824
Impact of purchase accounting	55	560	134	2,073
Stock-based compensation expense and related employer-paid payroll taxes	16,667	13,152	34,779	24,635
Amortization of acquired technologies	41,135	44,834	84,256	89,326
Amortization of acquired intangibles	18,158	18,294	38,215	36,590
Acquisition and other costs	245	878	1,171	2,821
Spin-off costs	13,197	—	23,092	—
Restructuring costs	1,173	(9)	1,582	213
Cyber Incident costs, net	10,732	—	20,895	—
Non-GAAP operating income	$104,653	$112,850	$205,413	$218,482
GAAP operating margin	1.3%	14.3%	0.2%	12.7%
Non-GAAP operating margin	39.9%	45.8%	39.6%	44.1%

GAAP net income (loss)	$(11,624)	$12,845	$(18,784)	$13,260
Impact of purchase accounting	55	560	134	2,073
Stock-based compensation expense and related employer-paid payroll taxes	16,667	13,152	34,779	24,635
Amortization of acquired technologies	41,135	44,834	84,256	89,326
Amortization of acquired intangibles	18,158	18,294	38,215	36,590
Acquisition and other costs	245	878	1,171	2,821
Spin-off costs	13,197	—	23,092	—
Restructuring costs	1,173	(9)	1,582	213
Cyber Incident costs, net	10,732	—	20,895	—
Tax benefits associated with above adjustments	(20,236)	(12,637)	(42,349)	(27,090)
Non-GAAP net income	$69,502	$77,917	$142,991	$141,828

GAAP diluted earnings (loss) per share	$(0.07)	$0.08	$(0.12)	$0.08
Non-GAAP diluted earnings per share	$0.44	$0.49	$0.91	$0.90

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in thousands)
Net income (loss)	$(11,624)	$12,845	$(18,784)	$13,260
Amortization and depreciation	65,612	68,247	135,297	136,015
Income tax expense (benefit)	(1,597)	4,346	(12,486)	6,761
Interest expense, net	16,191	18,313	32,365	42,408
Impact of purchase accounting on total revenue	55	560	134	2,073
Unrealized foreign currency (gains) losses	367	656	(674)	1,639
Acquisition and other costs	245	878	1,171	2,821
Spin-off costs	13,197	—	23,092	—
Debt related costs	93	91	192	184
Stock-based compensation expense and related employer-paid payroll taxes	16,667	13,152	34,779	24,635
Restructuring costs	1,173	(9)	1,582	213
Cyber Incident costs, net	10,732	—	20,895	—
Adjusted EBITDA	$111,111	$119,079	$217,563	$230,009
Adjusted EBITDA margin	42.4%	48.3%	41.9%	46.5%

Reconciliation of Non-GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Growth Rate	2021	2020	Growth Rate

	(in thousands, except percentages)
GAAP subscription revenue	$112,429	$95,840	17.3%	$221,417	$189,475	16.9%
Impact of purchase accounting	55	560	(0.6)	134	2,073	(1.2)
Non-GAAP subscription revenue	112,484	96,400	16.7	221,551	191,548	15.7
Estimated foreign currency impact(1)	(4,725)	—	(4.9)	(8,204)	—	(4.3)
Non-GAAP subscription revenue on a constant currency basis	$107,759	$96,400	11.8%	$213,347	$191,548	11.4%

GAAP maintenance revenue	$122,867	$116,498	5.5%	$245,907	$232,847	5.6%
Impact of purchase accounting	—	—	—	—	—	—
Non-GAAP maintenance revenue	122,867	116,498	5.5	245,907	232,847	5.6
Estimated foreign currency impact(1)	(1,936)	—	(1.7)	(3,546)	—	(1.5)
Non-GAAP maintenance revenue on a constant currency basis	$120,931	$116,498	3.8%	$242,361	$232,847	4.1%

GAAP total recurring revenue	$235,296	$212,338	10.8%	$467,324	$422,322	10.7%
Impact of purchase accounting	55	560	(0.3)	134	2,073	(0.6)
Non-GAAP total recurring revenue	235,351	212,898	10.5	467,458	424,395	10.1
Estimated foreign currency impact(1)	(6,661)	—	(3.1)	(11,750)	—	(2.8)
Non-GAAP total recurring revenue on a constant currency basis	$228,690	$212,898	7.4%	$455,708	$424,395	7.4%

GAAP license revenue	$26,678	$33,677	(20.8)%	$51,552	$70,643	(27.0)%
Impact of purchase accounting	—	—	—	—	—	—
Non-GAAP license revenue	26,678	33,677	(20.8)	51,552	70,643	(27.0)
Estimated foreign currency impact(1)	(618)	—	(1.8)	(1,099)	—	(1.6)
Non-GAAP license revenue on a constant currency basis	$26,060	$33,677	(22.6)%	$50,453	$70,643	(28.6)%

Total GAAP revenue	$261,974	$246,015	6.5%	$518,876	$492,965	5.3%
Impact of purchase accounting	55	560	(0.2)	134	2,073	(0.5)
Non-GAAP total revenue	262,029	246,575	6.3	519,010	495,038	4.8
Estimated foreign currency impact(1)	(7,279)	—	(3.0)	(12,849)	—	(2.6)
Non-GAAP total revenue on a constant currency basis	$254,750	$246,575	3.3%	$506,161	$495,038	2.2%

Total GAAP revenue - Core IT Management	$176,788	$172,665	2.4%	$350,644	$346,403	1.2%
Impact of purchase accounting	55	560	(0.3)	134	2,073	(0.5)
Non-GAAP total revenue - Core IT Management	176,843	173,225	2.1	350,778	348,476	0.7
Estimated foreign currency impact(1)	(2,706)	—	(1.6)	(4,905)	—	(1.4)
Non-GAAP total revenue on a constant currency basis - Core IT Management	$174,137	$173,225	0.5%	$345,873	$348,476	(0.7)%

Total GAAP revenue - N-able	$85,186	$73,350	16.1%	$168,232	$146,562	14.8%
Impact of purchase accounting	—	—	—	—	—	—
Non-GAAP total revenue - N-able	85,186	73,350	16.1	168,232	146,562	14.8
Estimated foreign currency impact(1)	(4,573)	—	(6.2)	(7,944)	—	(5.4)
Non-GAAP total revenue on a constant currency basis - N-able	$80,613	$73,350	9.9%	$160,288	$146,562	9.4%
_______
(1)The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and six months ended June 30, 2021.

Reconciliation of Unlevered Free Cash Flow
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in thousands)
Net cash provided by operating activities	$56,107	$105,719	$83,038	$184,090
Capital expenditures(1)	(13,971)	(8,075)	(21,947)	(16,305)
Free cash flow	42,136	97,644	61,091	167,785
Cash paid for interest and other debt related items	14,026	16,166	28,059	38,111
Cash paid for acquisition and other costs, spin-off costs, restructuring costs, Cyber Incident costs, net, employer-paid payroll taxes on stock awards and other one time items	27,827	2,734	49,227	6,445
Unlevered free cash flow (excluding forfeited tax shield)	83,989	116,544	138,377	212,341
Forfeited tax shield related to interest payments(2)	(3,150)	(3,640)	(6,299)	(8,584)
Unlevered free cash flow	$80,839	$112,904	$132,078	$203,757
_______________
(1)Includes purchases of property and equipment and purchases of intangible assets.
(2)Forfeited tax shield related to interest payments assumes a statutory rate of 22.5% for the three and six months ended June 30, 2021 and 2020.